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              MEDICIS ANNOUNCES INITIAL RESULTS OF EXCHANGE OFFER

SCOTTSDALE, Arizona--August 13, 2003--Medicis (NYSE: MRX) today announced that the exchange offer for its new 1.5% Contingent Convertible Senior Notes due 2033, or New Notes, expired today at 5:00 p.m., New York City time.

Approximately $230 million in aggregate principal amount of its $400 million 2.5% Contingent Convertible Senior Notes due 2032, or Old Notes, have been tendered in the exchange offer for the New Notes. The exact amount that was tendered is subject to final verification and will be announced after the closing. Each $1,000 in principal amount of Old Notes tendered will be exchanged for $1,230 in principal amount of New Notes.

In accordance with the terms of the exchange offer, the closing of the exchange offer will be completed on Monday, August 18, 2003, whereby the company will issue a press release including the final value of Old Notes tendered and accepted, the financial impact of the offering and its effect on fiscal 2004 guidance.

The exchange offer was made pursuant to a registration statement, tender offer statement and other related documents which more fully set forth the terms of the exchange offer and the New Notes. Deutsche Bank Securities and Thomas Weisel Partners LLC are acting as co-dealer managers for the exchange offer.

Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological, pediatric and podiatric conditions. Medicis has leading prescription products in a number of therapeutic categories, including acne, asthma, eczema, fungal infections, hyperpigmentation, photoaging, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company's products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

The Company's products include the prescription  brands DYNACIN(R)  (minocycline
HCl), LOPROX(R) (ciclopirox), LUSTRA(R) (hydroquinone), LUSTRA-AF(R) (hydroquinone) with sunscreen, ALUSTRA(R) (hydroquinone) with retinol, OMNICEF(R) (cefdinir), ORAPRED(R) (prednisolone sodium phosphate), PLEXION(R) Cleanser (sodium sulfacetamide/sulfur), PLEXION TS(R) (sodium sulfacetamide/sulfur), PLEXION SCT(R) (sodium sulfacetamide/sulfur), TRIAZ(R) (benzoyl peroxide), LIDEX(R) (fluocinonide), and SYNALAR(R) (fluocinolone acetonide), the over-the-counter brand ESOTERICA(R), and BUPHENYL(R) (sodium phenylbutyrate), a prescription product indicated in the treatment of Urea Cycle Disorder. For more information about Medicis, please visit the Company's website at www.medicis.com.

Except for historical information, this press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or
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developments that Medicis expects,  believes or anticipates will or may occur in the future are forward-looking statements. This includes earnings estimates, future financial performance and other matters. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Medicis cannot validate its assumptions of the full impact on its business of the approval of competitive generic versions of its core brands, or any future competitive product approvals that may affect its brands. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Any such projections or statements include the current views of Medicis with respect to future events and financial performance. No assurances can be given, however, that these events will occur, that such results will be achieved, that Medicis will continue to have the ability to pay any dividend, or that tax rates on cash dividends will not change. Also, there are a number of important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets, the availability of product supply of DYNACIN(R) Tablets, the receipt of required regulatory approvals, the ability to realize anticipated synergies and benefits of the Q-Med transaction, the risks and uncertainties normally incident to the pharmaceutical industry, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis' strategy including the uncertainty of license payments and/or other payments due from third parties, the timing and success of new product development by Medicis or third parties, product introductions and other risks described from time to time in Medicis' SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2002. There can be no assurance as to when or if any of the holders of the Notes will have the right to convert or if the Notes will be converted, and what impact the increase in the number of shares outstanding will have on its results of operations. Forward-looking statements represent the judgment of Medicis' management as of the date of this
release,   and  Medicis  disclaims  any  intent  or  obligation  to  update  any forward-looking statements.

NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF(R) is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. All other marks (or brands) and names are the property of Medicis or its Affiliates.

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